Exhibit 10.1
EXHIBIT A

2010 STOCK INCENTIVE PLAN
(as amended and restated April 21, 2011)

1.Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
Affiliate:  With respect to any Person, any entity directly or indirectly controlling, controlled by, or under common control with, the such Person and, as to the Company, any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

(d)	Board: The Board of Directors of the Company.

(e)	Change of Control: The occurrence of any of the following events:

(i)
a sale of all or substantially all of the assets of the Company to a Person who is not Hale or an Affiliate of Hale, (ii) a sale of Shares by the Company, Hale or any of their respective Affiliates resulting in more than 50% of the voting stock of the Company being held by a Person that does not include Hale or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not Hale or an Affiliate of Hale; if and only if any such event listed in (i) through (iii) above results in the inability of Hale to elect a majority of the Board or of the resulting entity.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Committee: The Compensation Committee of the Board.

(h)	Company: Telanetix, Inc., a Delaware corporation.

(i)
Contingent Payable Event:   An event which occurs during the time period of April 21, 2011 to July 1, 2012, wherein the Company or its subsidiaries is obligated to pay for certain additional liabilities specified in Section 1(e) of the June 30, 2010 Securities Purchase Agreement between the Company and EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC.  Whether or not a Contingent Payable Event has occurred will be determined by the Committee, whose determination shall be final, conclusive and binding.

(j)
Contingent Share Issuance:  The number of Shares the Company issues to EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC as a result of a Contingent Payable Event in connection with Section 1(e) and Exhibit E to the June 30, 2010 Securities Purchase Agreement between the Company and EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC.

(k)	Effective Date: July 2, 2010.

(l)
Fair Market Value:  On a given date, (i) for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market for such security (the "Principal Market"), as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the closing trade price cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value established by the Committee in good faith.

(m)	Hale: means Hale Capital Partners, L.P. and its Affiliates.

(n)
Invested Capital: means the amount of capital invested by Hale in the Company and its subsidiaries, whether in the form of debt, equity or otherwise, but excluding investments by Hale made by open market purchases of Shares on the principal trading market for the Shares.

(o)	Option: A non-qualified stock option granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Other Stock-Based Awards: Awards granted pursuant to Section 7 of the Plan.

(r)	Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

(s)	Person: A "person," as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	Plan: The Telanetix, Inc. 2010 Stock Incentive Plan as it may be amended from time to time.

(u)	Share: A share of common stock of the Company.

3. Shares Subject to the Plan

(a)
Shares Subject to Plan.  The maximum aggregate number of Shares which may be issued under the Plan is 92,409,050 Shares, subject to adjustment as provided in Sections 3(b) and 8.  The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.

(b)
Additional Shares.  The numerical limit set forth in Section 3(a) for the maximum aggregate number of Shares issuable under the Plan shall be increased on the date of each Contingent Share Issuance by a number of Shares equal to one Share for every four Shares issued as part of such Contingent Share Issuance, rounded down to the nearest whole number (each a "Plan Increase"); provided, however, that such maximum aggregate number of Shares which may be issued under the Plan as set forth in Section 3(a) shall in no event exceed 112,000,000 Shares, subject to adjustment as provided in Section 8.

(c)
Option Limits.  The maximum number of Shares for which Options may be granted during a calendar year to any Participant under the Plan shall be 18,000,000 Shares, subject to adjustment as provided in Section 8.

(d)
Share Re-Use.  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, such Shares shall, to the extent of such forfeiture, expiration or termination, again be available for issuance under the Plan.  To the extent that the total number of Shares that may be issued under the Plan have not been issued immediately prior to a Change of Control, the Committee shall grant such unissued Shares in the form of Awards under the Plan immediately prior to such Change of Control, subject to vesting set forth in Section 3(e) below and other terms and conditions of the Awards determined by the Committee.

(e)	Vesting. Unless otherwise provided by the Committee, and notwithstanding any other provision in the Plan, any grant of an Award shall vest as follows:

(i)
Fifty percent (50%) of the Shares subject to an Award (the “Tranche 1 Shares”) shall vest (the “Tranche 1 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than one times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually (the "Tranche 1 Return"), and subject to the Participant's continued employment in good standing with the Company on the Tranche 1 Vesting Date.  Notwithstanding the foregoing and the failure of Hale to have achieved the Tranche 1 Return, Tranche 1 Shares shall vest with respect to ten percent (10%) of such Tranche 1 Shares on each of the first, second and third anniversaries of the Effective Date, irrespective of whether such Tranche 1 Shares were issued as of such dates (e.g., if Tranche 1 Shares are granted on the fourth anniversary of the Effective Date, 30% of such grant shall vest upon grant), subject to the Participant's continued employment in good standing with the Company on each such anniversary.

(ii)
Sixteen and sixty-fifth one hundredths percent (16.65%) of the Shares subject to an Award (the “Tranche 2 Shares”) shall vest (the “Tranche 2 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than two times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 2 Vesting Date.

(iii)
Sixteen and sixty-fifth one hundredths percent (16.65%) of the Shares subject to an Award (the “Tranche 3 Shares”) shall vest (the “Tranche 3 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than three times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 3 Vesting Date.

(iv)
Sixteen and seventieth one hundredths percent (16.7%) of the Shares subject to an Award (the “Tranche 4 Shares”) shall vest (the “Tranche 4 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than  four times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 4 Vesting Date.

(f)
Termination of Employment.  In the event the Participant’s employment with the Company is terminated for any reason, the Participant shall forfeit any unvested Award and such portion of the Award shall be null and void and of no force or effect.

4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto).  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (but not the terms of the Plan), and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan.  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award.

5. Limitations

No Award may be granted under the Plan after June 29, 2020, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options for U.S. federal income tax purposes and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)
Option Price.  The Tranche 1 Shares shall have an Option Price of $0.040000 per Share.  The Tranche 2 Shares shall have an Option Price of $0.07704 per Share.  The Tranche 3 Shares shall have an Option Price of $0.07704 per Share.  The Tranche 4 Shares shall have an Option Price of $0.07704 per Share.

(b)
Exercisability.  Subject to the vesting conditions set forth in Section 3(e) of the Plan, Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.  To the extent that the Option Price of an Option is less than Fair Market Value as of the date of grant, the exercisability of the Option shall comply with Section 409A of the Code or fall within an exception under Section 409A of the Code.

(c)
Exercise of Options.  Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) such other method approved by the Committee.  No Participant shall have any rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

7. Other Stock-Based Awards.

Subject to the consent of Hale, the Committee may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards").  Such Other Stock-Based Awards shall vest in accordance with Section 3(e) of the Plan.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan and Hale’s consent, the Committee shall determine (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares and (c) and all other terms and conditions of such Awards (other than the vesting provisions, which shall be as set forth in Section 3(e) of the Plan, and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

8. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)
Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares that may be granted under the Plan pursuant to Options specified in Section 3(c) of the Plan (iii) the Option Prices specified in Section 6(a) of the Plan, (iv) the Option Prices under each outstanding Option and/or the purchase price under each outstanding Other Stock-Based Award and/or (v) any other affected terms of such Awards.

(b)
Change of Control. In the event of a Change of Control after the Effective Date, the Committee may, with the consent of Hale, provide for (i) the termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 10 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Award which, in the case of Options, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the Option Price of such Options, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

9. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service or consulting relationship of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution; provided that any transferees shall be subject to the terms and conditions of the Award.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12. Amendments or Termination

With the consent of Hale, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.  The Plan shall terminate on June 29, 2020 and may be terminated on any earlier date pursuant to this Section 12.

13. Tax Withholding.

The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Award, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.  The Company shall not be required to issue any Shares or make any payments or distributions under the Plan until all applicable tax obligations are satisfied.

14. Compliance with Section 409A of the Code.

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Section 409A of the Code.

15. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

16.  Effectiveness of the Plan

The Plan was originally effective on the Effective Date.